UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2020, FuelCell Energy, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”), with respect to an at the market offering program under which the Company may offer and sell up to $75 million of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), from time to time through Jefferies acting as agent. The Shares to be sold under the Sales Agreement, if any, will be issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-226792), previously filed with the Securities and Exchange Commission (“SEC”) on August 10, 2018, and declared effective by the SEC on August 21, 2018. A prospectus supplement related to the Company’s at the market offering program with Jefferies was filed with the SEC on June 16, 2020.

Sales of the Shares, if any, pursuant to the Sales Agreement and under the prospectus supplement and accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Each time the Company wishes to issue and sell Shares under the Sales Agreement, it will notify Jefferies of the number of Shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of Shares to be sold in any one day and any minimum price below which sales may not be made. Once the Company has so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell Shares are subject to a number of conditions that the Company must meet.

The Company will pay Jefferies a commission equal to 3.0% of the aggregate gross proceeds it receives from each sale of Shares under the Sales Agreement. Because there is no minimum offering amount required as a condition to close the offering, the actual total public offering amount, commissions and proceeds to the Company, if any, are not determinable at this time. In addition, the Company has agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. The Company has agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. The Company has also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The Company has no obligation to sell any of the Shares under the Sales Agreement, and the Company or Jefferies may suspend the offering of the Shares under the Sales Agreement upon proper notice to the other party. The offering of the Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of the maximum number of Shares to be sold pursuant to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. The Company and Jefferies may each terminate the Sales Agreement at any time upon ten trading days’ prior notice.

This description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The legal opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation or sale of Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Legal Opinion of Foley & Lardner LLP.

10.1	Open Market Sale AgreementSM between FuelCell Energy, Inc. and Jefferies LLC, dated June 16, 2020.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: June 16, 2020	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer